Exhibit 15

September 6, 2019

To the Board of Directors and Shareholders
of L Brands, Inc.:

We are aware of the incorporation by reference in the following Registration Statements of L Brands, Inc.:

Registration Statement (Form S-8 No. 333-161841)
Registration Statement (Form S-8 No. 333-176588)
Registration Statement (Form S-8 No. 333-206787)
Registration Statement (Form S-3 ASR No. 333-229414)
Registration Statement (Form S-4 No. 333-227288);

of our report dated September 6, 2019 relating to the unaudited consolidated interim financial statements of L Brands, Inc. that are included in its Form 10-Q for the quarter ended August 3, 2019.

/s/ Ernst & Young LLP

Grandview Heights, Ohio